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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Dated of Report (Date of earliest event reported): August 13, 1997


                         FITZGERALDS GAMING CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           0-26518                                  88-0329170
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   (Commission File Number)              (IRS Employer Identification No.)


                   301 FREMONT STREET, LAS VEGAS, NEVADA 89101
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               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2400


                                       NA
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          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On August 15, 1997, Fitzgeralds Black Hawk, Inc., a Nevada corporation and an indirect wholly owned subsidiary of Fitzgeralds Gaming Corporation (the "Company"), transferred all of its assets to Fitzgeralds Black Hawk II, Inc. ("FBHI-II"), a Colorado corporation that is also an indirect wholly owned subsidiary of the Company. Among the assets transferred was a 22% equity interest in 101 Main Street Limited Liability Company ("101 Main"), a Colorado limited liability company that is the owner of the Fitzgeralds Casino in Black Hawk, Colorado ("Fitzgeralds Black Hawk").

         On August 13, 1997, 101 Main sold $38,000,000 of its 13% First Mortgage Notes due 2000, the proceeds of which were used principally to (i) refinance certain existing secured indebtedness and (ii) fund a $27,300,000 loan to FBHI-II. On August 15, 1997, following approval of the transaction by the Colorado Limited Gaming Commission, FBHI-II used the proceeds of this loan from 101 Main to purchase the remaining 78% equity interest in 101 Main. Therefore, effective August 15, 1997, 101 Main became an indirect wholly owned subsidiary of the Company.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FITZGERALDS GAMING CORPORATION
                                          (Registrant)



      August 18, 1997                         By: /s/ Michael E. McPherson
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           Date                                  Michael E. McPherson
                                               Senior Vice President and
                                                Chief Financial Officer



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